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                                                                     Exhibit (i)



April 12, 2000


Gentlemen:

                  This opinion is being furnished in connection with the filing by SunAmerica Series Trust, a Massachusetts business trust (the "Trust"), of Post-Effective Amendment No. 21 (the "Amendment") to the Registration Statement on Form N-1A (the "Registration Statement") which registers an indefinite number of shares of beneficial interest of each series of the Trust without par value, (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to the Trust's Registration Statement.

                  As counsel for the Trust, I am familiar with the proceedings taken by the Trust in connection with the authorization, issuance and sale of the Shares. In addition, I have examined the Trust's Declaration of Trust, By-Laws and such other documents that have been deemed relevant to the matters referred to herein.

                  Based upon the foregoing, I am of the opinion that, upon issuance and sale of the Shares in the manner referred to in the Amendment, the Shares will be legally issued, fully paid and nonassessable shares of beneficial interest of the Trust. However, I note that as set forth in the Registration Statement, shareholders of SunAmerica Series Trust might, under certain circumstances, be liable for transactions effected by the Trust.

                  I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Amendment, and to the filing of this opinion under the securities laws of any state.



                                       Very truly yours,
                                       SunAmerica Asset Management Corp.



                                       By: /s/ Robert M. Zakem
                                           ------------------------------------
                                       Name:  Robert M. Zakem
                                       Title: Senior Vice President
                                              and General Counsel